CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the references to our firm under the captions "Financial Highlights" within the Prospectus and "Shareholder Services - Statements and Reports", "General Information - Independent Registered Public Accounting Firm" and "Financial Statements and Report of Independent Registered Public Accounting Firm" within the Statement of Additional Information and to the use of our report dated October 29, 2012 relating to the financial statements of 2000 Retirement Strategy, 2005 Retirement Strategy, 2010 Retirement Strategy, 2015 Retirement Strategy, 2020 Retirement Strategy, 2025 Retirement Strategy, 2030 Retirement Strategy, 2035 Retirement Strategy, 2040 Retirement Strategy, 2045 Retirement Strategy, 2050 Retirement Strategy and 2055 Retirement Strategy, each a series of AllianceBernstein Blended Style Series, Inc., for the fiscal year ended August 31, 2012 which are incorporated by reference in this Post-Effective Amendment No. 29 to the Registration Statement (Form N-1A No. 333-87002) of AllianceBernstein Blended Style Series, Inc.

                                                        /s/ ERNST & YOUNG LLP


New York, New York
December 26, 2012